                                                                     EXHIBIT 5.1

                         [PROSKAUER ROSE LLP LETTERHEAD]



                                                      March 14, 2002


Cross Country, Inc.
6551 Park of Commerce Blvd, N.W.
Suite 200
Boca Raton, FL 33487

RE:    Registration Statement on Form S-1
       File No. 333-83450

Ladies and Gentlemen:

      You have requested our opinion in connection with the above-referenced registration statement, as amended (the "Registration Statement") filed by Cross Country, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 9,000,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock") to be sold to the underwriters by certain Selling Shareholders and up to 1,350,000 additional shares to be sold to the underwriters by such Selling Shareholders to cover over-allotment options granted to the underwriters (the "Shares") for sale to the public pursuant to an underwritten public offering.

      As counsel we have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion, including the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, the Registration Statement and the exhibits thereto, including the form of a purchase agreement relating to the Shares to be filed as Exhibit 1.1 to the Registration Statement (the "Purchase Agreement"), and we have made such investigations of law as we have deemed necessary in order to render the opinion hereinafter set forth. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to relevant questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Company.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Shares have been authorized and validly issued and are fully paid and non-assessable.

Cross Country, Inc.
March 14, 2002
Page 2


      We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,



                                                Proskauer Rose LLP